UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.        )

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☐	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12

IHEARTMEDIA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

OF IHEARTMEDIA, INC.

TO BE HELD ON APRIL 21, 2021

March 29, 2021

Dear Stockholder:

On March 26, 2021, the Board of Directors (the “Board”) of iHeartMedia, Inc. (the “Company”) determined to take certain actions with respect to the rights of Global Media & Entertainment Ltd (f/k/a Honeycomb Investments Limited) (“Global Investments”) in order to comply with conditions imposed by the Federal Communications Commission (the “FCC”), and described below, with respect to certain acquisitions of radio stations by the Company. These actions taken by the Company have implications for the Company’s 2021 Annual Meeting of Stockholders to be held on April 21, 2021 (the “2021 Annual Meeting”).

On February 5, 2021, Global Investments, The Global Media & Entertainment Investments Trust (the “GMEI Trust”), James Hill (as trustee of the GMEI Trust), Simon Groom (as trustee of the GMEI Trust) and Michael Tabor (as beneficiary of the GMEI Trust) (together with Global Investments and any affiliates or third parties to whom they may assign or transfer any of their rights or interests, the “GMEI Investors”) filed a Schedule 13D with the U.S. Securities and Exchange Commission, in which the GMEI Investors disclosed beneficial ownership of 9,631,329 shares of Class A Common Stock, par value $0.001 per share (the “Class A Common Stock”), of the Company, representing approximately 8.7% of the Company’s outstanding Class A Common Stock. This ownership interest is inconsistent with the FCC’s foreign ownership rules and the declaratory ruling issued by the FCC relating to the Company’s foreign ownership on November 5, 2020, both of which limit a foreign investor in the GMEI Investors’ position to holding no more than 5% of the Company’s voting equity or total equity without prior FCC approval. Pursuant to the rules and regulations promulgated by the FCC, on March 8, 2021, the Company thus filed a petition for declaratory ruling (the “PDR”) with the FCC seeking (a) specific approval for the more than 5% equity and voting interests in the Company presently held by the GMEI Investors and (b) advance approval for the GMEI Investors to increase their equity and voting interest in the Company up to any non-controlling amount not to exceed 9.99%.

On March 26, 2021, the FCC conditioned the approval of applications (the “Pending Applications”) by the Company to acquire certain radio stations (the “Stations”), which were pending prior to the GMEI Investors’ Schedule 13D filing, on the following actions (the “FCC Required Actions”) being taken:

1.

The Company must suspend all voting rights associated with any stock held in the Company, directly and/or indirectly, by the GMEI Investors, until and unless the FCC releases a declaratory ruling granting specific approval for each of the GMEI Investors to hold, directly and/or indirectly, more than 5% of the equity and/or voting interests in the Company;

2.

No GMEI Investor shall have the right to do any of the following, and the Company shall not allow any GMEI Investor to do any of the following, until and unless the FCC releases a declaratory ruling granting specific approval for each of the GMEI Investors to hold, directly and/or indirectly, more than 5% of the equity and/or voting interests in the Company:

a.	Designate, appoint, nominate or serve as a member of the Board;

b.	Attend any meeting of the Board;

c.	Receive any non-public materials from the Company, including any non-public materials distributed to the Board;

d.	Have any role in or communicate with the Company concerning the day-to-day management or operations of the Company’s radio stations; or

e.	Have any role in or veto right with respect to a decision to buy or sell a radio station.

3.

No employee, agent or affiliate of the GMEI Investors shall be an officer, director, employee or consultant of the Company (including subsidiaries and affiliates of the Company) until and unless the FCC releases a declaratory ruling granting specific approval for each of the GMEI Investors to hold, directly and/or indirectly, more than 5% of the equity and/or voting interests in the Company. The Company shall not permit any employee, agent or affiliate of the GMEI Investors to be an officer, director, employee or consultant of the Company (including subsidiaries and affiliates of the Company) until and unless the FCC releases a declaratory ruling granting specific approval for each of the GMEI Investors to hold, directly and/or indirectly, more than 5% of the equity and/or voting interests in the Company;

4.

The Company must ensure that any and all dividends and/or distributions payable to the GMEI Investors are placed in escrow and that no such dividend or distribution is made to the GMEI Investors until and unless the FCC releases a declaratory ruling granting specific approval for each of the GMEI Investors to hold, directly and/or indirectly, more than 5% of the equity and/or voting interests in the Company;

5.

Within seven days of the date of grant of the Pending Applications, the Company shall submit a declaration to the Chief, Audio Division, Media Bureau, of the FCC, confirming that the Company is in compliance with each of the preceding conditions and that the Company will exercise its rights under its organizational documents to remain in compliance with each of the preceding conditions until and unless the FCC releases a declaratory ruling granting specific approval for each of the GMEI Investors to hold, directly and/or indirectly, more than 5% of the equity and/or voting interests in the Company; and

6.

Pursuant to Section 1.5004(f)(3)(iii) of the FCC’s rules, if the PDR is not granted in full, the Company must come into compliance no later than 30 days following the FCC’s decision, unless the FCC determines under such rule that immediate remedial action is required.

The Company’s Fifth Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) permits the Company to restrict the ownership, or proposed ownership, of shares of capital stock of the Company by any person if such ownership or proposed ownership (a) is or could be inconsistent with, or in violation of, any provision of Federal Communications Laws (as defined in the Certificate of Incorporation) as applicable to such person or the Company, (b) limits or impairs or could limit or impair any business activities or proposed business activities of the Company under Federal Communications Laws or (c) subjects or could subject the Company to any regulation under Federal Communications Laws to which the Company would not be subject but for such ownership or proposed ownership (clauses (a), (b) and (c) collectively, the “FCC Regulatory Limitations”). If the Company concludes that a person’s ownership or proposed ownership could result in an FCC Regulatory Limitation, the Certificate of Incorporation permits the Company to (i) suspend stock ownership rights which cause or could cause an FCC Regulatory Limitation, (ii) redeem stock held by such person (at fair market value), (iii) refuse to permit any transfer of shares to, or conversion of shares by, such person and/or (iv) exercise appropriate remedies in any court of competent jurisdiction. In addition, the Company’s Third Amended and Restated Bylaws (the “Bylaws”) provide that, among other things, if the Board or the chairman of a meeting of stockholders determines that the election of a nominee proposed by a stockholder as a director of the Company would result in an FCC Regulatory Limitation, then such nomination shall not be considered at the meeting in question.

The Board has determined that the acquisition of the Stations is of strategic importance to the business activities of the Company. The Board has also determined that the FCC’s hold on granting the Company’s applications if the Company does not take the FCC Required Actions (i) limits and impairs the Company’s ability to conduct its business activities in the ordinary course and execute its business strategy, (ii) adversely impacts relationships with sellers and potential sellers of radio stations and (iii) reduces flexibility to pursue other strategic transactions requiring FCC approval.

In light of these strategic and commercial impacts resulting from the FCC’s conditioning approval of the Pending Applications on the Company taking the FCC Required Actions before it can close on its acquisition of the subject stations, the Board determined that (i) the GMEI Investors’ unrestricted ownership of shares of capital stock of the Company limits or impairs or could limit or impair business activities or proposed business activities of the Company under Federal Communications Laws, which constitutes an FCC Regulatory Limitation, and (ii) the election of a nominee of the GMEI Investors as a director of the Company would result in an FCC Regulatory Limitation.

Accordingly, on March 26, 2021, pursuant to the powers granted to the Company under the Certificate of Incorporation and the Bylaws and in order to implement the FCC Required Actions consistent with the conditions imposed by the FCC, the Board resolved to take the following actions (for purposes of 1-5 below, references to “third parties” in the definition of GMEI Investors shall mean such person or entity acting, directly or indirectly, on behalf of the GMEI Investors in a formal or informal capacity):

1.

Suspend all voting rights associated with any stock held in the Company, directly and/or indirectly, by the GMEI Investors, until and unless the FCC releases a declaratory ruling granting specific approval for each of the GMEI Investors to hold, directly and/or indirectly, more than 5% of the equity and/or voting interests in the Company;

2.

Direct that the Company will not to allow any GMEI Investor to do any of the following, until and unless the FCC releases a declaratory ruling granting specific approval for each of the GMEI Investors to hold, directly and/or indirectly, more than 5% of the equity and/or voting interests in the Company:

a.	Designate, appoint, nominate or serve as a member of the Board;

b.	Attend any meeting of the Board;

c.	Receive any non-public materials from the Company, including any non-public materials distributed to the Board;

d.	Have any role in or communicate with the Company concerning the day-to-day management or operations of the Company’s radio stations; or

e.	Have any role in or veto right with respect to a decision to buy or sell a radio station.

3.

Determine not to permit any employee, agent or affiliate of the GMEI Investors to be an officer, director, employee or consultant of the Company (including subsidiaries and affiliates of the Company) until and unless the FCC releases a declaratory ruling granting specific approval or each of the GMEI Investors to hold, directly and/or indirectly, more than 5% of the equity and/or voting interests in the Company;

4.

Direct the Company to ensure that any and all dividends and/or distributions payable to the GMEI Investors are placed in escrow and that no such dividend or distribution is made to the GMEI Investors until and unless the FCC releases a declaratory ruling granting specific approval for each of the GMEI Investors to hold, directly and/or indirectly, more than 5% of the equity and/or voting interests in the Company; and

5.

Direct the Company to, within seven days of the date of grant of the Pending Applications, submit a declaration to the Chief, Audio Division, Media Bureau, of the FCC, confirming that the Company is in compliance with each of the preceding conditions and that the Company will exercise its rights under its organizational documents to remain in compliance with each of the preceding conditions until and unless the FCC releases a declaratory ruling granting specific approval for each of the GMEI Investors to hold, directly and/or indirectly, more than 5% of the equity and/or voting interests in the Company.

In light of the foregoing, the Company is supplementing its Definitive Proxy Statement for the 2021 Annual Meeting, filed with the U.S. Securities and Exchange Commission on March 18, 2021 (the “Proxy Statement”), to provide that the GMEI Investors no longer have voting power over the Company’s Class A common stock as was previously disclosed in the Proxy Statement in the section labeled “Security Ownership of Certain Beneficial Owners and Management.” Moreover, because the Class A common stock held by the GMEI Investors is not entitled to vote at the 2021 Annual Meeting, such shares will not be considered for purposes of determining whether a quorum is present at the meeting. As a result, there will be 101,293,218 shares of Class A common stock that are both outstanding and entitled to vote at the Company’s 2021 Annual Meeting.